Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 are based on the historical financial statements of Trinity and the Company Group after eliminating any inter-company activity of the Company Group (Pro Forma Companies and Manager) and giving pro forma effect to the transactions described in the Merger Agreement (Pro Forma Broadmark Realty) as if they had been completed on January 1, 2018. The following unaudited pro forma condensed combined balance sheets as of September 30, 2019 are based on the historical financial statements of Trinity and the Company Group after eliminating any inter-company transactions within the Company Group (Pro Forma Companies and Management Companies and giving pro forma effect to the transactions described in the Merger Agreement (Pro Forma Broadmark Realty), as if they had been completed on that date.

On November 14, 2019 (the “Closing Date”), Broadmark Realty Capital Inc., a Maryland corporation (formerly named Trinity Sub Inc.) (the “Company”), consummated the previously announced business combination (the “Business Combination”), following a special meeting of stockholders (the “Special Meeting”), where the stockholders of Trinity Merger Corp., a Delaware corporation (“Trinity”), considered and approved, among other matters, a proposal to adopt the Agreement and Plan of Merger, dated August 9, 2019 (the “Merger Agreement”), by and among the Company, Trinity, Trinity Merger Sub I, Inc. (“Merger Sub I”), Trinity Merger Sub II, LLC (“Merger Sub II” and together with Trinity, the Company and Merger Sub I, the “Trinity Parties”), PBRELF I, LLC (“PBRELF”), BRELF II, LLC (“BRELF II”), BRELF III, LLC (“BRELF III”), BRELF IV, LLC (“BRELF IV” and, together with PBRELF, BRELF II and BRELF III, the “Broadmark Companies” and each a “Broadmark Company”), Pyatt Broadmark Management, LLC (“MgCo I”), Broadmark Real Estate Management II, LLC (“MgCo II”), Broadmark Real Estate Management III, LLC (“MgCo III”), and Broadmark Real Estate Management IV, LLC (“MgCo IV” and, together with MgCo I, MgCo II and MgCo III, the “Management Companies” and each a “Management Company,” and the Management Companies, together with the Broadmark Companies and their subsidiaries, the “Company Group”), and approve the transactions contemplated by the Merger Agreement.

Pursuant the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub I merged with and into Trinity, with Trinity being the surviving entity of such merger (the “Trinity Merger”), (ii) immediately following the Trinity Merger, each of the Broadmark Companies merged with and into Merger Sub II, with Merger Sub II being the surviving entity of such merger (the “Company Merger”), and (iii) immediately following the Company Merger, each of the Management Companies merged with and into Trinity, with Trinity being the surviving entity of such merger (the “Management Company Merger” and, together with the Trinity Merger and the Company Merger, the “Mergers”), and, as a result, Merger Sub II and Trinity became wholly owned subsidiaries of the Company.  In connection with the consummation of the business combination, the Company was renamed Broadmark Realty Capital Inc.  For a description of the Business Combination and the Merger Agreement, see the sections entitled “Summary of the Joint Proxy Statement/Prospectus—Parties to the Business Combination” beginning on page 1 of the Company’s joint proxy statement/prospectus dated October 18, 2019 (the “Prospectus”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 18, 2019, “Summary of the Joint Proxy Statement/Prospectus—The Business Combination” beginning on page 2 of the Prospectus, “The Business Combination” beginning on page 62, and “The Merger Agreement” beginning on page 87 of the Prospectus.

The following unaudited pro forma combined financial information gives effect to the Business Combination, which consists of the series of transactions pursuant to the Merger Agreement. For accounting and financial reporting purposes, the Business Combination will be accounted for in part as a recapitalization and in part as several acquisitions in accordance with FASB ASC 805 pursuant to which BRELF II will be the accounting acquirer and Trinity, MgCo I, MgCo II, MgCo III, MgCo IV, PBRELF I, BRELF III and BRELF IV will be accounting acquirees. In determining which entity would be the accounting acquirer, management concluded it is BRELF II since it is the largest entity by assets, revenue, and income, and its members will have the largest percentage of voting rights in the combined entity.

The transaction as it relates to Trinity’s interest was deemed a recapitalization primarily because Trinity does not meet the definition of a business acquirer under the accounting standards, its investors will no longer retain control of the company after the Business Combination, by ownership percentage or board control, and its shareholders will continue only as passive investors. The acquisition accounting applies to the Companies and Management Companies, with the assets and liabilities recorded at their current fair market values. Due to the short-term nature of the assets and liabilities of the Companies and Trinity there are not material adjustments required to reflect fair market value. MgCo I, MgCo II, MgCo III and MgCo IV do not have significant assets and liabilities, which results in goodwill being recorded for the amount of fair value paid above the book value of these companies.

Subsequent to the completion of the series of Business Combination transactions, the existing Trinity shareholders hold a 20.2% equity interest and two seats on the board of directors (representing 23.8% of the board) in the newly combined company. The existing Company Group shareholders hold a 70.8% equity interest and two seats on the board of directors (representing 28.6% of the board), including the chairman of the board, in the newly combined company. Members of management of the Company Group will hold all of the senior executive positions of Broadmark Realty.

Each Company and each Management Company is a separate legal entity that has its own equity members. Each Company is supervised by a board of directors that has the authority to remove and replace the applicable Management Company, and each Company Group’s members have the ability to replace directors on the Company Group’s boards of directors. As a result, the historical financial statements of these entities are presented on a separate, not consolidated or combined basis.

The unaudited pro forma adjustments are based on information currently available. The unaudited pro forma combined statement of operations does not purport to represent, and is not necessarily indicative of, what the actual results of operations of the combined company would have been had the transactions in the Merger Agreement taken place on January 1, 2018, nor is it indicative of the consolidated results of operations of the combined company for any future period. The unaudited pro forma combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the transactions in the Merger Agreement taken place on September 30, 2019, nor is it indicative of the consolidated financial condition of the combined company as of any future date.

The unaudited pro forma combined financial information should be read in conjunction with the sections of the Prospectus entitled “Trinity’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “PBRELF I’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “MgCo I’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “BRELF II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “MgCo II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “BRELF III’s’ Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “MgCo III’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “BRELF IV’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “MgCo IV’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and notes thereto of Trinity and the Company Group included therein.

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the transactions in the Merger Agreement. It has been prepared for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The historical financial statements have been adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are directly attributable to the transactions in the Merger Agreement, that are factually supportable and, expected to have a continuing impact on the results of the Broadmark Realty.

The following unaudited pro forma condensed combined financial information reflects the actual redemption of 7,899,028 shares of Trinity common stock in conjunction with the stockholder vote on the Business Combination contemplated by the Merger Agreement at the Special Meeting held on November 12, 2019, and the redemption of approximately $100.0 million of Company Preferred AUM in conjunction with Companies’ preferred unitholder’s last quarterly redemption opportunity on October 1, 2019, for the periods ending September 30, 2019 and December 31, 2018:

Unaudited Pro Forma Condensed Combined Companies Balance Sheet
As of September 30, 2019
($ in Thousands)
	PBRELF I	BRELF II	BRELF III	BRELF IV	Combined Companies
Assets
Mortgage notes receivable, net	$325,213	$460,300	$16,766	$2,667	$804,946
Cash and cash equivalents	131,437	60,728	6,511	937	199,613
Interest and fees receivable	1,854	773	28	3	2,658
Investment in real estate property, net	7,824	—	—	—	7,824
Other receivables	1,853	—	—	—	1,853
Total	$468,181	$521,801	$23,305	$3,607	$1,016,894
Liabilities
Accounts payable and accrued expenses	$1,527	$880	$44	18	$2,469
Dividends payable	3,470	4,618	184	30	8,302
Contributions received in advance	—	—	—	—	—
Total liabilities	$4,997	$5,498	$228	$48	$10,771
Preferred units	466,886	516,340	23,074	3,559	1,009,859
Retained earnings (accumulated deficit)	(3,702)	(37)	3	0	(3,736)
Members’ equity	$463,184	$516,303	$23,077	$3,559	$1,006,123
Total liabilities and members’ equity	$468,181	$521,801	$23,305	$3,607	$1,016,894

Unaudited Pro Forma Condensed Combined Management Companies Balance Sheet
As of September 30, 2019
($ in Thousands)

	MgCo I	MgCo II	MgCo III	MgCo IV	Combined Management Companies
Assets
Cash and cash equivalents	$1,764	$1,560	$197	$5	$3,526
Due from related parties	1,654	713	42	18	2,427
Interest and fees receivable	180	2	—	12	194
Other assets	227	1	0	5	233
Total	$3,825	$2,276	$239	$40	$6,380
Liabilities
Accounts payable and accrued expenses	$156	$379	$2	$0	$537
Payroll liabilities	—	48	2	—	50
Related party payable	—	321	22	180	523
Total liabilities	$156	$748	$26	$180	$1,110
Class A units	0	1	0	0	1
Class P units	—	—	—	—	—
Retained earnings (accumulated deficit)	2,675	1,261	(210)	(433)	3,293
Additional paid in capital	994	266	423	293	1,976
Members’ equity	$3,669	$1,528	$213	$(140)	$5,270
Total liabilities and members’ equity	$3,825	$2,276	$239	$40	$6,380

Unaudited Pro Forma Condensed Combined Companies and Management Companies Balance Sheet
As of September 30, 2019
($ in Thousands)

	Combined Companies	Management Companies	Eliminations / Adjustments		Pro Forma Combined Company Group
Assets
Cash and cash equivalents	$199,613	$3,526	$—		$203,139
Mortgage notes receivable, net	804,946	—	—		804,946
Due from related parties	—	2,427	(2,427)	(1a)	—
Interest and fees receivable	2,658	194	—		2,852
Investment in real estate property, net	7,824	—	—		7,824
Other receivables	1,853	—	—		1,853
Other assets	—	233	—		233
Total	$1,016,894	$6,380	$(2,427)		$1,020,847
Liabilities
Accounts payable and accrued expenses	$2,469	$537	$(1,904)	(1a)	$1,102
Payroll liabilities	—	50	—		50
Dividends Payable	8,302	—	—		8,302
Contributions received in advance	—	—	—		—
Related party payable	—	523	(523)	(1a)	—
Total liabilities	$10,771	$1,110	$(2,427)		$9,454
Preferred units	$1,009,859	—	—		$1,009,859
Common units	—	—	—		—
Class A units	—	1	—		1
Retained earnings (accumulated deficit)	(3,736)	3,293	—		(443)
Additional paid in capital	—	1,976	—		1,976
Members’ equity	$1,006,123	$5,270	—		$1,011,393
Total liabilities and members’ equity	$1,016,894	$6,380	$(2,427)		$1,020,847

Unaudited Pro Forma Condensed Combined Broadmark Realty Balance Sheet
As of September 30, 2019
($ in Thousands)

			Business Combination Adjustments			Redemption Adjustments
	Pro Forma Combined Company Group	Trinity	Pro Forma Adjustments for Business Combination		Broadmark Realty as Adjusted for Business Combination	Pro Forma Adjustments for Redemptions		Broadmark Realty as Adjusted for Redemptions
Assets
Cash and cash equivalents	$203,139	$149	$360,197	(2a)	$426,485	(82,470)	(2j)	$244,039
			75,000	(2b)		(99.976)	(2k)
			(98,162)	(2c)
			(93,787)	(2d)
			(1,000)	(2e)
			(15,525)	(2f)
			(3,526)	(2i)
Mortgage notes receivable, net	804,946	—	—		804,946	—		804,946
Due from related parties	—	—	—		—	—		—
Prepaid expenses	—	74	—		74	—		74
Interest and fees receivable	2,852	—	—		2,852	—		2,852
Investment in real estate property, net	7,824	—	—		7,824	—		7,824
Cash and marketable securities held in Trust Account	—	360,197	(360,197)	(2a)	—	—		—
Other receivables	1,853	—	—		1,853	—		1,853
Other assets	233	—	—		233	—		233
Goodwill	—	—	162,500	(2c)	162,500	—		162,500
Total	$1,020,847	$360,420	$25,500		$1,406,767	$(182,446)		$1,224,321
Liabilities
Accounts payable and accrued expenses	$1,102	$3,497	—		$4,599	—		$4,599
Payroll liabilities	50	—	—		50	—		50
Income taxes payable	—	5	—		5	—		5
Dividends payable	8,302	—	—		8,302	—		8,302
Contributions received in advance	—	—	—		—	—		—
Related party payable	—	1,000	(1,000)	(2e)	—	—		—
Deferred underwriting fee payable	—	15,525	(15,525)	(2f)	—	—		—
Total liabilities	$9,454	$20,027	$(16,525)		$12,956	—		$12,956
Common stock subject to possible redemption	—	$335,393	$(335,393)	(2g)	—	—		—
Stockholders’ / members’ equity:
Preferred units	1,009,859	—	(1,009,859)	(2h)	—	—		—
Common units	—	—	—		—	—		—
Class A units	1	—	(1)	(2h)	—	—		—
Class P units	—	—	—		—	—		—
Class A common stock	—	0	(0)	(2g)	—	—		—
Class B common stock	—	1	(1)	(2g)	—	—		—
Common stock (Par value $0.01 per share)	—	—	393	(2g)	1,489	(79)	(2j)	1,314
			72	(2b)		(96)	(2k)	—
			62	(2c)	—	—		—
			962	(2h)	—	—		—
Retained earnings (accumulated deficit)	(443)	2,898	(2,898)	(2g)	(3,563)	—		(3,563)
			406	(2h)
			(3,526)	(2i)
Additional paid in capital	1,976	2,101	(93,787)	(2d)	1,395,885	(82,391)	(2j)	1,213,614
			337,899	(2g)		(99,880)	(2k)	—
			74,928	(2b)	—	—		—
			64,276	(2c)	—	—		—
			1,008,492	(2h)	—	—		—
Members’ equity	$1,011,393	$5,000	$377,418		$1,393,811	$(182,446)		$1,211,365
Total liabilities and members’ equity	$1,020,847	$360,420	$25,500		$1,406,767	$(182,446)		$1,224,321

Unaudited Pro Forma Condensed Combined Companies Statement of Operations
For the Nine Months Ended September 30, 2019
($ in Thousands)

	PBRELF I	BRELF II	BRELF III	BRELF IV	Combined Companies
Revenue
Interest income	$31,506	$36,190	$1,565	$102	$69,363
Fee income	2,887	3,204	175	22	6,288
Total revenue	$34,393	$39,394	$1,740	$124	$75,651
Expense
Provision for loan loss / (reversal)	2,944	(168)	—	—	2,776
Real estate properties, net of gains	347	(168)	—	—	179
Legal, audit, insurance	258	216	54	—	528
Excise taxes	232	—	—	—	232
Other	15	28	25	1	69
Total expenses	$3,796	$(92)	$79	1	$3,784
Provision for income taxes	—	—	—	—	—
Net income	$30,597	$39,486	$1,661	$123	$71,867

Unaudited Pro Forma Condensed Combined Management Companies Statement of Operations
For the Nine Months Ended September 30, 2019
($ in Thousands)

	MgCo I	MgCo II	MgCo III	MgCo IV	Combined Management Companies
Revenue
Fee income	$11,614	$12,840	$741	90	$25,285
Distributions from Company	3,100	4,002	153	10	7,265
Total revenue	$14,714	$16,842	$894	100	$32,550
Expense
Compensation	1,436	2,445	365	400	4,646
Commissions to Broadmark Capital LLC	2,437	2,671	128	35	5,271
G&A expense	273	1,335	140	12	1,760
Legal, audit, insurance	1,716	975	96	85	2,872
Excise taxes	209	—	—	—	209
Depreciation expense	34	—	—	—	34
Inspection fees	199	78	29	1	307
Other	6	—	—	—	6
Total expenses	$6,310	$7,504	$758	$533	$15,105
Net income (loss)	$8,404	$9,338	$136	$(433)	$17,445

Unaudited Pro Forma Condensed Combined Companies and Management Companies Statement of Operations
For the Nine Months Ended September 30, 2019
($ in Thousands)

	Companies	Management Companies	Eliminations / Adjustments		Pro Forma Combined Company Group
Revenue
Interest income	$69,363	—	—		$69,363
Fee income	6,228	$25,285	—		31,573
Distributions from Company	—	7,265	$(7,265)	(1a)	—
Total revenue	$75,651	$32,550	$(7,265)		$100,936
Expense
Provision for loan loss / (reversal)	2,776	—	—		2,776
Real estate properties, net of gains	179	—	—		179
Compensation	—	4,646	—		4,646
Commissions to Broadmark Capital LLC	—	5,271	—		5,271
G&A Expense	—	1,760	—		1,760
Legal, audit, insurance	528	2,872	—		3,400
Excise taxes	232	209	—		441
Depreciation expense	—	34	—		34
Inspection fees	—	307	—		307
Other	69	6	—		75
Total expenses	$3,784	$15,105	—		$18,889
Net income	$71,867	$17,445	$(7,265)		$82,047

Unaudited Pro Forma Condensed Combined Broadmark Realty Statement of Operations
For the Nine Months Ended September 30, 2019
($ in Thousands)

			Business Combination Adjustments			Redemption Adjustments
	Pro Forma Combined Company Group	Trinity	Pro Forma Adjustments for Business Combination		Broadmark Realty As Adjusted for Business Combination	Pro Forma Adjustments for Redemptions		Broadmark Realty as Adjusted for Redemptions
Revenue
Interest income	$69,363	$6,120	—		$75,483	—		$75,843
Fee income	31,573	—	—		31,573	—		31,573
Total revenue	$100,936	$6,120	—		$107,056	—		$107,056
Expense
Provision for loan loss / (reversal)	2,776	—	—		2,776	—		2,776
Real estate properties, net of gains	179	—	—		179	—		179
Compensation	4,646	—	466	(3a)	5,112	—		5,112
Commissions to Broadmark Capital	5,271	—	(5,271)	(3b)	—	—		—
G&A Expense	1,760	5,051	694	(3c)	7,505	—		7,505
Legal, audit, insurance	3,400	—	—		3,400	—		3,400
Excise taxes	441	—	—		441	—		441
Depreciation expense	34	—	—		34	—		34
Inspection fees	307	—	—		307	—		307
Other	75	—	—		75	—		75
Total expenses	$18,889	$5,051	$(4,111)		$19,829	—		$19,829
Provision for income taxes	—	1,316	—		1,316	—		1,316
Net income	$82,047	$(247)	$4,111		$85,911	—		$85,911
Shares of common stock outstanding	na	43,125	90,353		133,479	(17,475)		116,004
Net income per share	na	$(0.01)	na		$0.64	na	(3d)	$0.74

Unaudited Pro Forma Condensed Combined Companies Statement of Operations
For the Year Ended December 31, 2018
($ in Thousands)

	PBRELF I	BRELF II	BRELF III	BRELF IV*	Combined Companies
Revenue
Interest income	$31,795	$26,084	$550	—	$58,429
Fee income	3,623	3,688	104	—	7,415
Total revenue	$35,418	$29,772	$654	—	$65,844
Expense
Provision for loan loss / (reversal)	1,616	167	—	—	1,783
Real estate properties, net of gains	(398)	235	—	—	(163)
Legal, audit, insurance	273	200	—	—	473
Excise taxes	115	—	—	—	115
Other	19	41	17	—	77
Total expenses	$1,624	$643	$17	—	$2,285
Provision for income taxes	—	—	90	—	90
Net income	$33,794	$29,129	$547	—	$63,469

*	Inception date of MgCo IV is Feb 28, 2019 and therefore has no financial information for the year ended Dec 31, 2018.

Unaudited Pro Forma Condensed Combined Management Companies Statement of Operations
For the Year Ended December 31, 2018
($ in Thousands)

	MgCo I	MgCo II	MgCo III	MgCo IV*	Combined Management Companies
Revenue
Fee income	$14,719	$14,855	$428	—	$30,003
Distributions from Company	3,454	3,102	60	—	6,616
Total revenue	$18,174	$17,957	$489	—	$36,619
Expense
Compensation	1,645	1,850	450	—	3,945
Commissions to Broadmark Capital LLC	2,213	2,300	120	—	4,632
G&A expense	379	1,255	120	—	1,754
Legal, audit, insurance	504	97	66	—	668
Excise taxes	288	—	—	—	288
Depreciation expense	96	—	—	—	96
Inspection fees	206	118	15	—	339
Total expenses	$5,332	$5,620	$770	—	$11,722
Net income (loss)	$12,842	$12,337	$(281)	—	$24,897

*	Inception date of MgCo IV is February 28, 2019 and therefore has no financial information for the year ended December 31, 2018.

Unaudited Pro Forma Condensed Combined Companies and Management Companies Statement of Operations
For the Year Ended December 31, 2018
($ in Thousands)

	Total Companies	Total Management Companies	Eliminations / Adjustments		Pro Forma Combined Company Group
Revenue
Interest income	$58,429	—	—		$58,429
Fee income	7,415	30,003	—		37,418
Distributions from Company	—	6,616	(6,616)	(1b)	—
Total revenue	$65,844	$36,619	$(6,616)		$95,846
Expense
Provision for loan loss / (reversal)	1,783	—	—		1,783
Real estate properties, net of gains	(163)	—	—		(163)
Compensation	—	3,945	—		3,945
Commissions to Broadmark Capital LLC	—	4,632	—		4,632
G&A expense	—	1,754	—		1,754
Legal, audit, insurance	473	668	—		1,140
Excise taxes	115	288	—		403
Depreciation expense	—	96	—		96
Inspection fees	—	339	—		339
Other	77	—	—		77
Total expenses	$2,284	$11,722	—		$14,006
Provision for income taxes	90	—	—		90
Net income	$63,469	$24,897	$(6,616)		$81,750

Unaudited Pro Forma Condensed Combined Broadmark Realty Statement of Operations
For the Year Ended December 31, 2018
($ in Thousands)

			Business Combination Adjustments			Redemption Adjustments
	Pro Forma Combined Company Group	Trinity	Pro Forma Adjustments for Business Combination		Broadmark Realty as Adjusted for Business Combination	Pro Forma Adjustments for Redemptions		Broadmark Realty as Adjusted for Redemption
Revenue
Interest income	$58,429	$4,534	—		$62,963	—		$62,963
Fee income	37,418	—	—		37,418	—		37,418
Total revenue	$95,846	$4,534	—		$100,380	—		$100,380
Expense
Provision for loan loss	1,783	—	—		1,783	—		1,783
Real estate properties, net of gains	(163)	—	—		(163)	—		(163)
Compensation	3,945	—	621	(3a)	4,567	—		4,567
Commissions to Broadmark Capital	4,632	—	(4,632)	(3b)	—	—		—
G&A expense	1,754	553	926	(3c)	3,232	—		3,232
Legal, audit, insurance	1,140	—	—		1,140	—		1,140
Excise taxes	403	—	—		403	—		403
Depreciation expense	96	—	—		96	—		96
Inspection fees	339	—	—		339	—		339
Other	77	—	—		77	—		77
Total expenses	$14,006	$553	$(3,085)		$11,474	—		$11,474
Provision for income taxes	90	836	—		926	—		926
Net income	$81,750	$3,145	$3,085		$87,980	—		$87,980
Shares of common stock outstanding	na	43,125	61,007		104,132	(17,597)		86,535
Net income per share	na	$0.07	na		$0.84	na	(3d)	$1.02

Note 1. Basis of Presentation:

Overview:

The pro forma adjustments have been prepared as if the Business Combination had been consummated on September 30, 2019 in the case of the unaudited pro forma condensed combined balance sheet and on January 1, 2018, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018.

On the Closing Date, the Company consummated the previously announced Business Combination, following the Special Meeting, where the stockholders of Trinity considered and approved, among other matters, a proposal to adopt the Merger Agreement, by and among the Trinity Parties and the Company Group entities, and approve the transactions contemplated by the Merger Agreement.  Pursuant the terms and subject to the conditions set forth in the Merger Agreement, (i) Merger Sub I merged with and into Trinity, with Trinity being the surviving entity of the Trinity Merger, (ii) immediately following the Trinity Merger, each of the Broadmark Companies merged with and into Merger Sub II, with Merger Sub II being the surviving entity of the Company Merger, and (iii) immediately following the Company Merger, each of the Management Companies merged with and into Trinity, with Trinity being the surviving entity of the Management Company Merger, and, as a result, Merger Sub II and Trinity became wholly owned subsidiaries of the Company.  In connection with the consummation of the business combination, the Company was renamed Broadmark Realty Capital Inc.  For a description of the Business Combination and the Merger Agreement, see the sections of the Prospectus entitled “Summary of the Joint Proxy Statement/Prospectus—Parties to the Business Combination” beginning on page 1 of the Prospectus, “Summary of the Joint Proxy Statement/Prospectus—The Business Combination” beginning on page 2 of the Prospectus, “The Business Combination” beginning on page 62, and “The Merger Agreement” beginning on page 87 of the Prospectus.

The Business Combination will be accounted for in part as a recapitalization and in part as several business acquisitions in accordance with ASC 805; with BRELF II being the accounting acquirer of the remaining Companies, the Management Companies and Trinity. Upon closing the Business Combination preferred unit holders of the Companies will be issued common stock of Broadmark Realty at a conversion price deemed substantially equivalent to the Companies member’s equity, which approximates the fair market value of their interests.

Total consideration under ASC 805 was $162.5 million, consisting of $152.5 million of consideration for the Management Companies paid $91.2 million in cash and $61.3 million of Broadmark Realty common stock, and, payment of $10 million of fees and expenses related to the termination of certain referral agreements the Management Companies have in place with a related entity, Broadmark Capital, which is excluded from this acquisition. Broadmark Capital was paid by $7 million in cash and $3 million of Broadmark Realty common stock. For financial reporting and accounting purposes in accordance with ASC 805, MgCo I, MgCo II, MgCo III, and MgCo IV are deemed acquired entities by BRELF II, and accordingly the assets and liabilities are recorded at their fair market value. Due to the limited nature of balance sheet accounts, the majority of the fair market value adjustments relates to the recording of goodwill ($162.5 million will be paid to the owners of MgCo I, MgCo II, MgCo III, and MgCo IV).

For the pro forma condensed combined balance sheet and statements of operations for the nine months ended September 30, 2019, total shares of Broadmark Realty common stock were determined using an assumed share price of $10.44, which reflects the value of the funds held in the Trust Account per share of Trinity Class A common stock, as of September 30, 2019.

For the pro forma condensed combined statements of operations for the year ended December 31, 2018, total shares of Broadmark Realty common stock were determined using an assumed share price of $10.31, which reflects the value of the funds held in the Trust Account per share of Trinity Class A common stock, as of December 31, 2018.

Upon closing the Business Combination, and following actual redemptions of approximately 7.9 million shares, the owners of shares of Trinity Class A common stock were issued 26.6 million shares (on a one-for-one basis) of Broadmark Realty common stock valued at $277.7 million based upon the assumed share price of $10.44 at September 30, 2019, and valued at $274.2 million based upon the assumed share price of $10.31 at December 31, 2018.

Upon closing the Business Combination, the owners of shares of Trinity Class B common stock were issued 4.8 million shares of Broadmark Realty common stock valued at $50.4 million based upon the assumed share price of $10.44 at September 30, 2019, and valued at $49.7 million based upon the assumed share price of $10.31 at December 31, 2018.

For the purposes of the pro forma condensed combined financial statements, the Companies and Management Companies have been prepared to reflect the combined historical pro forma operations of the Company Group. Below represents adjustments to the unaudited pro forma combined Companies and Management Companies balance sheet and statements of operations adjustments:

1(a)   Represents elimination of related party entries.

1(b)   Represents elimination of distributions paid from Companies to Management Companies.

Note 2. Unaudited pro forma combined balance sheet adjustments

The unaudited pro forma condensed combined balance sheet as of September 30, 2019 of Broadmark Realty reflects the following adjustments assuming the Business Combination occurred on the same date.

2(a)   Represents release of cash and marketable securities held in trust account of Trinity to cash and cash equivalents, prior to redemptions.

2(b)   Represents $75.0 million of proceeds raised through the Private Placement, as defined in the Merger Agreement, issuance of 7.2 million shares (based upon an assumed share price of $10.44) of Broadmark Realty common stock in connection with the Business Combination.

2(c)   Total consideration under ASC 805 of $162.5 million, consisting of $152.5 million in consideration paid for the Management Companies and payment of $10 million in fees and expenses related to the termination of certain referral agreements. The consideration paid for the Management Companies consists of cash consideration of $91.2 million and the issuance of approximately 5.9 million shares of Broadmark Realty common stock valued at $61.3 million (based upon an assumed share price of $10.44 per share) to equity owners of the Management Companies. The consideration paid for the fees and expenses related to the termination of certain referral agreements consists of cash consideration of $7.0 million and the issuance of approximately 287 thousand shares of Broadmark Realty common stock valued at $3.0 million (based upon an assumed share price of $10.44 per share) to equity owners of the Management Companies. At the closing of the Merger Agreement, the Management Companies will have immaterial net book values, with no material tangible assets and the total consideration paid of $162.5 million will be recorded as goodwill.

The $64.3 million increase in additional paid in capital is comprised of the $162.5 million of goodwill less the $91.2 million of cash paid for the Management Companies and $7.0 million of cash paid for contract termination fees and expenses, less $64.3 million of stock issued to equity owners of the Management Companies at par value of $0.01 per share.

The following table provides an estimate of the allocation of fair market value being paid for the Management Companies. Since BRELF II has been deemed the accounting acquirer, the equity issued in exchange for members preferred units in the Companies will be recorded as direct reduction of additional paid in capital. As outlined in the table below, MgCo I, MgCo II, MgCo III, and MgCo IV have no tangible book value resulting in goodwill being recorded for the total consideration being paid.

Purchase Price Allocation(1)	Allocation (%)	Purchase Price	Tangible Book Value(2)	Goodwill
MgCo I	48.5%	$78,869	$—	78,869
MgCo II	49.6%	$80,552	$—	$80,552
MgCo III	1.8%	$2,970	$—	$2,970
MgCo IV	0.1%	$108	$—	$108
Total	100.0%	$162,500	$—	$162,500

(1)
The purchase price allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are conducted following the completion of the business combination. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

(2)	After a pre-closing final liquidating distribution by the Management Companies (see adjustment 2(i)), the Management Companies will have immaterial net book values.

2(d)    Represents the payment of estimated costs related to the transactions outlined in the Merger Agreement and the Warrant Cash Payment paid to warrant holders in connection with the Warrant Amendment. The following table provides a breakout between the transaction costs and the Warrant Cash Payment.

Transaction Costs	Amount
Transaction costs	$27,107
Warrant Cash Payment ($1.60 per public and PIPE warrant)	$66,679
Total Transaction Costs	$93,787

2(e)   Represents the repayment of the $1.0 million Trinity Sponsor Loan, payable at the completion of the Business Combination.

2(f)   Represents the payment of deferred underwriters’ fees of Trinity, payable at the completion of the Business Combination.

2(g)   Represents the retirement of all shares of Trinity common stock, prior to redemptions, in exchange for the issuance of 39.3 million shares of Broadmark Realty common stock on a one-for-one share basis. Also represents the elimination of Trinity’s historical retained earnings in connection with the completion of the Business Combination.

BRELF II has been deemed the accounting acquirer of Trinity, and Trinity’s assets and liabilities are short-term in nature and their fair market value approximates historical cost, requiring no fair value adjustment to be recorded.

2(h)   Represents the retirement of all preferred member units of the Companies in exchange for the issuance of 96.2 million shares of Broadmark Realty common stock (based upon an assumed share price of $10.44), and the retirement of all Class A units of the Management Companies in exchange for the consideration paid for the Management Companies. Also represents the elimination of the Broadmark Group's historical retained earnings, with the exception of the accounting acquirer, BRELF II, in connection with the completion of the Business Combination.

BRELF II has been deemed the accounting acquirer of the Companies. The Companies’ assets and liabilities are short-term in nature and their fair market value approximates historical cost, requiring no fair value adjustment to be recorded.

2(i)   Represents the final liquidating distribution of the Management Companies’ pre-closing cash balance (100% of cash balance) of approximately $3.5 million.

2(j)   Represents the actual redemption of 7,899,028 shares of Trinity Class A common stock by its stock holders, equating to approximately $82.5 million (based upon an assumed share price of $10.44).

2(k)   Represents the approximately $100.0 million in redemptions of Company preferred AUM by the Companies’ unitholders in conjunction with the Companies’ preferred unitholder’s last quarterly redemption opportunity on October 1, 2019.

Note 3. Unaudited pro forma combined income statement adjustments

The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2019 and for the year ended December 31, 2018 and as of September 30, 2019 of Broadmark Realty reflects the following adjustments assuming the Business Combination occurred on January 1, 2018:

3(a)    Represents additional compensation expense for Broadmark Capital employees to be hired by Broadmark Realty at the closing of the merger. The compensation amounts were previously incurred under financial advisory/investment banking agreements with Broadmark Capital as commissions to Broadmark Capital. The financial advisory/investment banking agreements with Broadmark Capital will be terminated at the closing of the Business Combination. (See adjustment 3b). The amounts are based upon actual annual historical amounts incurred by Broadmark Capital during the year end December 31, 2018.

3(b)   Represents elimination of commissions to Broadmark Capital expenses incurred under four financial advisory/investment banking agreements with the Company Group, all of which will be terminated at closing of the Business Combination.

3(c)    Represents additional general and administrative expense to be incurred by Broadmark Realty at the closing of the merger. These amounts were previously incurred under a cost sharing agreement with Broadmark Capital and included in commissions to Broadmark Capital expenses of which the cost sharing agreement will be terminated at the closing of the Business Combination and contractual obligations transferred to Broadmark Realty (See adjustment 3b). The amounts are based upon actual annual historical amounts incurred by Broadmark Capital during the year end December 31, 2018.

3(d)   The pro forma basic and diluted net income per share calculations are based on the historical weighted average ordinary shares of Trinity and the issuance of additional ordinary shares in connection with the Business Combination, assuming the ordinary shares were outstanding since January 1, 2018. Shares issued to the Company Group are based on the average balance of Company Preferred AUM over the respective periods, the equity component of the Management Company consideration and payment related to the termination of certain referral agreements. As the Business Combination, including related proposed equity purchases, is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average ordinary shares outstanding for basic and diluted net income (loss) per ordinary share assumes that the ordinary shares issuable in connection with the transactions have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the 7,899,028 shares of Trinity common stock redeemed in conjunction with the stockholder vote on the Business Combination contemplated by the Merger Agreement at the Special Meeting held on November 12, 2019, and the redemption of approximately $100.0 million of Company Preferred AUM in conjunction with Companies’ preferred unitholder’s last quarterly redemption opportunity on October 1, 2019, for the entire periods. No additional instruments were considered to be dilutive and therefore have not been included within the weighted average ordinary share calculation.